UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENGELHARD CORPORATION
(Name of Registrant as Specified In Its Charter)

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On May 22, 2006, the Company issued the following press releases.

Engelhard Says Second-Quarter Results to Exceed Analysts' Expectations

ISELIN, N.J., May 22, 2006 (BUSINESS WIRE) -- Engelhard Corporation (NYSE: EC) announced today that it expects second-quarter earnings to exceed the current consensus of analysts' expectations driven by strong performances across its technology segments and Ventures and Materials Services groups.

The company said it expects to report second-quarter net earnings per share in the range of 48 to 52 cents, which includes approximately 11 cents of expenses and approximately 3 cents of share dilution due to the impact of BASF's unsolicited tender offer. The current consensus of analysts' expectations for the quarter is 57 cents.

The projected second-quarter results reflect year-over-year growth in revenues, operating earnings and operating margins (excluding substrates) in the company's technology segments.

"Our expected solid second-quarter performance, which follows two previous quarters of strong results, demonstrates that the significant investments we made in recent years in both organic growth initiatives and strategic acquisitions are clearly paying off," said Barry W. Perry, chairman and chief executive officer. "Our earnings over the current and previous two periods reflect three consecutive quarters of double-digit growth from our technology segments, which puts us on track to achieve the growth inherent in our business plan."

Engelhard said it is comfortable with the current range of analysts' estimates for 2006, which is $2.20 to $2.27, excluding the costs associated with BASF's unsolicited offer. The company expects continued double-digit earnings growth from its technology segments, strong cash-flow generation and a 13% return on average capital in the current year.

"Our people continue to generate excellent results despite the distractions associated with BASF's hostile takeover campaign," Mr. Perry said. "I'm extremely proud of Engelhard employees around the world who have proven they can operate and deliver results in any environment."

Engelhard Corporation is a surface and materials science company that develops technologies to improve customers' products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-Looking Statements. This announcement contains forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, internal and external, that may cause Engelhard's actual future activities and results of operations to be materially different from those suggested or described in this announcement. For a more thorough discussion of these factors, please refer to "Forward-Looking Statements" on page 6 of Engelhard's definitive proxy statement, dated May 12, 2006 and "Forward-Looking Statements" (excluding the first sentence thereof), "Risk Factors" and "Key Assumptions" on pages 34, 35 and 38, respectively, of Engelhard's 2005 Annual Report on Form 10-K, dated March 3, 2006. Please also refer to "Forward-Looking Statements" and "Key Assumptions" contained in the investor presentation captioned "Recapitalization Plan" filed as an exhibit on Form 8-K, dated April 26, 2006, and "Forward-Looking Statements" in the Offer to Purchase filed as an exhibit to Schedule TO, dated May 5, 2006, for additional information regarding such risks, uncertainties and contingencies.

Investors are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date made, and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described above, as well as others that Engelhard may consider immaterial or do not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning Engelhard and its businesses, including factors that potentially could materially affect its financial results or condition, may emerge from time to time. Investors are advised to consult any further disclosures Engelhard makes on related subjects in Engelhard's future periodic and current reports and other documents that Engelhard files with or furnishes to the Securities and Exchange Commission ("SEC").

No Offer or Solicitation. Engelhard announced a self-tender offer on April 26, 2006 and commenced the self-tender offer on May 5, 2006. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) filed by Engelhard ("Engelhard's Tender Offer Statement") on Schedule TO with the SEC on May 5, 2006. Engelhard's shareholders are advised to read Engelhard's Tender Offer Statement and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they will contain important information.

Additional Information and Where to Find It. Engelhard's shareholders are advised to read Engelhard's definitive proxy statement dated May 12, 2006 and other documents filed by Engelhard Corporation carefully and in their entirety because they contain important information. Copies of the definitive proxy statement and other documents may be obtained from Mackenzie Partners, Inc. at 105 Madison Avenue, New York, New York, 10016; Phone: 212-929-5500 (call collect) or Toll-Free (800) 322-2885.

SOURCE: Engelhard Corporation

Engelhard Corp.
Media:
Ted Lowen, 732-205-6360

OR
Investor Relations:
Gavin A. Bell, 732-205-6313
Ref. #C1453
OR
Joele Frank, Wilkinson Brimmer Katcher
Dan Katcher/Eden Abrahams, 212-355-4449

Contacts
Media
Ted Lowen, Engelhard Corp.
732-205-6360

Investor Relations
Gavin A. Bell, Engelhard Corp.
732-205-6313
Ref. #C1454
     or
Dan Katcher / Eden Abrahams
Joele Frank, Wilkinson Brimmer
     Katcher
212-355-4449

Engelhard Corporation
101 Wood Avenue, P.O. Box 770
For immediate release                                                                                                                      Iselin, NJ 08830

ENGELHARD ADVISES SHAREHOLDERS TO DEFER TAKING ANY ACTION AT THIS TIME
IN RESPONSE TO BASF REVISED OFFER

ISELIN, NJ, May 22, 2006 - The Board of Directors of Engelhard Corporation (NYSE:EC), one of the largest surface and materials science companies in the world, in response to BASF’s (BF) announcement that it has revised the terms of its tender offer for all the outstanding shares of Engelhard, advised its shareholders to take no action at this time. Engelhard’s Board of Directors, consistent with its fiduciary duties, will meet to review and discuss BASF’s revised $39.00 per share tender offer and will make its recommendation to Engelhard shareholders shortly.

Merrill Lynch & Co. is acting as financial advisor to Engelhard and Cahill Gordon & Reindel LLP and Wachtell, Lipton, Rosen & Katz are acting as legal advisors.

Engelhard Corporation is a surface and materials science company that develops technologies to help customers improve their products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.
Forward-Looking Statements. This announcement contains forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, internal and external, that may cause Engelhard's actual future activities and results of operations to be materially different from those suggested or described in this announcement. For a more thorough discussion of these factors, please refer to "Forward-Looking Statements" on page 6 of Engelhard's definitive proxy statement, dated May 12, 2006 and "Forward-Looking Statements" (excluding the first sentence thereof), "Risk Factors" and "Key Assumptions" on pages 34, 35 and 38, respectively, of Engelhard's 2005 Annual Report on Form 10-K, dated March 3, 2006. Please also refer to "Forward-Looking Statements" and "Key Assumptions" contained in the investor presentation captioned "Recapitalization Plan" filed as an exhibit on Form 8-K, dated April 26, 2006, and "Forward-Looking Statements" in the Offer to Purchase filed as an exhibit to Schedule TO, dated May 5, 2006, for additional information regarding such risks, uncertainties and contingencies.

Investors are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date made, and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described above, as well as others that Engelhard may consider immaterial or do not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning Engelhard and its businesses, including factors that potentially could materially affect its financial results or condition, may emerge from time to time. Investors are advised to consult any further disclosures Engelhard makes on related subjects in Engelhard's future periodic and current reports and other documents that Engelhard files with or furnishes to the Securities and Exchange Commission ("SEC").

No Offer or Solicitation. Engelhard announced a self-tender offer on April 26, 2006 and commenced the self-tender offer on May 5, 2006. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) filed by Engelhard ("Engelhard's Tender Offer Statement") on Schedule TO with the SEC on May 5, 2006. Engelhard's shareholders are advised to read Engelhard's
Tender Offer Statement and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they will contain important information.

Additional Information and Where to Find It. Engelhard's shareholders are advised to read Engelhard's definitive proxy statement dated May 12, 2006 and other documents filed by Engelhard Corporation carefully and in their entirety because they contain important information. Copies of the definitive proxy statement and other documents may be obtained from Mackenzie Partners, Inc. at 105 Madison Avenue, New York, New York, 10016; Phone: 212-929-5500 (call collect) or Toll-Free (800) 322-2885.

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